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                                                                   Exhibit 16.01
                                                                   -------------

                                              April 8, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for ULTRADATA Corporation and, under the date of February 12, 1998, we reported on the financial statements of ULTRADATA Corporation as of and for the years ended December 31, 1997 and 1996. On April 1, 1998, our appointment as principal accountants was terminated. We have read ULTRADATA Corporation's statements included under Item 4 of its Form 8-K dated April 8, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with ULTRADATA Corporation's statement that the change was approved by the Board of Directors.

                                              Very truly yours,

                                              KPMG PEAT MARWICK LLP